THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO A DEBENTURE PURCHASE AGREEMENT DATED AS OF MAY 18, 1999, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED (INCLUDING UNDER REGULATION S) UNDER THE ACT. TRANSFER OF SUCH SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT (RULE 901 THROUGH 905, AND PRELIMINARY NOTES), PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; AND HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

No. _____                                                  Dated: ________,19___

                                     Warrant

                           GENESISINTERMEDIA.COM, INC.

         This Warrant certifies that ____________, a ______ company, or registered assigns, is the registered holder of a warrant (the "Warrant") to purchase _________ shares of common stock, par value $.001 per share, of GenesisIntermedia.com, Inc., a Delaware corporation (the "Company"), at an exercise price per share of common stock issuable upon the exercise of this Warrant equal to one hundred twenty percent (120%) of the per share price at which the common stock of the Company is offered to the public in the Company's registered initial public offering (the "Exercise Price").

SECTION 1.    Exercise; Expiration; Redemption.

         To exercise this Warrant, the Warrant holder must elect and sign the exercise election attached to this Warrant certificate and deliver to the Company (a) this Warrant certificate and (b) cash or a check payable to the Company for the Exercise Price for the Warrant.

         This Warrant shall not be exercised by any holder hereof after 5:00 p.m., Los Angeles time on May 18, 2002, the date and time of the expiration of this Warrant. To the extent that this Warrant has not been exercised by the date and time of its expiration, this Warrant shall become void and all rights hereunder and all rights in respect hereof shall cease as of such time.

         One-third of the total number of shares of common stock issuable to the Warrant holder upon exercise of this Warrant (the "Warrant Shares") may be transferred or sold by the Warrant holder in a cumulative fashion on the 120th, 240th and 360th days, respectively, following the date on which the Company's registration statement on Form SB-2 (File No. 333-66281) is declared effective by the Securities and Exchange Commission. The Warrant Shares shall not be subject to the foregoing restriction in the event that the Warrant holder elects to exercise its rights under this Warrant within fifteen (15) business days of its receipt of notice that the Company intends to redeem this Warrant as provided below.

         This Warrant shall be redeemable by the Company at its option at a redemption price of $.01 per Warrant Share at any time after the per share price of the common stock of the Company shall have closed for twenty (20) consecutive trading days at a price equal to or greater than two hundred percent (200%) of the price to the public in the Company's registered initial public offering. In the event that the Company provides notice to the Warrant holder that the Company intends to exercise its right of redemption in accordance with this
Section 1, the Warrant holder shall have the right to exercise this Warrant within fifteen (15) business days of the date of its receipt of such notice.

         Resales of any of the Warrant Shares by the Purchaser must be made in accordance with Rule 901 through 905 and Preliminary Notes of Regulation S, the registration requirements of the Securities Act or an exemption therefrom. Regulation S generally provides that resales may not be effected within the United States or to U.S. persons or for the account or benefit of U.S. persons prior to the expiration of the one (1) year distribution compliance period described in Rule 903; provided, however, that resales may be made at any time to non-U.S. persons in an "offshore transaction," in accordance with Rules 902 and 904.

         This Warrant shall be exercisable at the election of any holder thereof, either in full or from time to time in part (but in no event for less than one whole Warrant Share) and, in the event that a certificate evidencing this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of this Warrant, a new Warrant certificate evidencing the remaining Warrant with respect to whole Warrant Shares issuable upon exercise will be issued. No adjustment shall be made for any dividends on any Warrant Shares issuable upon exercise of this Warrant.

         The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant certificate surrendered upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant (or specified portion hereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date this Warrant certificate is presented for exercise, multiplied by such fraction.

SECTION 2.    Transfer or Exchange.

         The Company shall from time to time register the transfer of this Warrant certificate upon the records to be maintained by it for that purpose, upon surrender hereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant certificate(s) shall be issued to the transferee(s) and the surrendered Warrant certificate shall be canceled by the Company.

         This Warrant certificate may be exchanged at the option of the holder hereof, when surrendered to the Company at its office for another Warrant certificate or other Warrant certificates of like tenor and representing a Warrant with respect to a like aggregate number of Warrant Shares. A Warrant certificate surrendered for exchange shall be canceled by the Company.

         Subject to the payment of any taxes as provided herein, upon an exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of this Warrant. This Warrant shall be deemed to have been exercised and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant certificate (and payment of the Exercise Price).

         The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Nothing contained in this Warrant certificate shall be construed prior to the date of surrender of the Warrant certificate for exercise in accordance with the terms hereof as conferring upon the holder hereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 3.    Mutilated, Lost, Stolen or Destroyed Warrant Certificate.

         In case this Warrant certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent Warrant, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity, if requested, also satisfactory to the Company.

SECTION 4.    Reservation of Shares for Issuance.

         The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued common stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of Warrant Shares which may then be issuable upon the exercise of this Warrant. The Company or, if appointed, the transfer agent for the common stock and every subsequent transfer agent for any of the Company's capital securities issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares of common stock as shall be required for such purpose. The Company will keep a copy of this Warrant certificate on file with any such transfer agent for any of the Company's capital securities issuable upon the exercise of the rights of purchase represented by this Warrant certificate.

SECTION 5.    Effect of Subdivision, Reclassification, Merger, Etc.

         If the outstanding common stock shall be subdivided into a greater number of shares of common stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding common stock shall be combined into a smaller number of shares of common stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         If any of the following events occur: (i) any reclassification or change of the outstanding shares of common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation or company as a result of which holders of common stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such common stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or company as a result of which holders of common stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such common stock, then the Company or the successor or purchasing corporation or company, as the case may be, shall providing that this Warrant shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Warrant Shares issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of common stock available to issue upon exercise of the entirety of this Warrant) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of common stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of common stock in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of paragraph, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share of common stock by a plurality of the non-electing shares). In any such case, the revenue calculation necessary for exercise of this Warrant shall be calculated on the basis of the business entity or assets so consolidated, merged, exchanged, sold or conveyed, whether in whole or incorporated into another business entity, and it shall be the responsibility of such successor or acquiror entity to perform such calculation, which calculation shall be conclusive and binding on the holder of this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of common stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation or company, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then an acknowledgment of the obligations under this paragraph shall be executed by such other corporation or company. The above provisions of this paragraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         Upon any adjustment of the Exercise Price pursuant hereto, the Company shall promptly thereafter cause to be given to the registered holder of this Warrant certificate at its address appearing on the Warrant register maintained by the Company written notice of such adjustments by first-class mail, postage prepaid. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

SECTION 6.    Miscellaneous.

         This Warrant certificate and Warrant shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be construed in accordance with the internal law of said State.

         Nothing in this Warrant certificate shall be construed to give to any person or company other than the Company and the registered holder of this Warrant certificate any legal or equitable right, remedy or claim under this Warrant certificate; but this Warrant certificate shall be for the sole and exclusive benefit of the Company and the registered holder of this Warrant.

     IN WITNESS WHEREOF, GenesisIntermedia.com, Inc., a Delaware corporation, has caused this Warrant certificate to be signed by its duly authorized officer.

Dated:  _______, 19___
                                        GENESISINTERMEDIA.COM, INC., a
                                        Delaware corporation


                                        By:  ______________________________
                                             Ramy El-Batrawi, President

                              Election for Exercise

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant certificate, to receive ______ Shares of common stock par value $.001 per share and herewith tenders payment for such Shares in the amount of $___________ in accordance with the terms of this Warrant certificate. The undersigned requests that a certificate for such shares be registered in the name of ___________________, whose address is ___________________________________ and that such shares be delivered to
___________________ whose address is _______________________________________. If said number of shares is less than all of the shares of common stock purchasable hereunder, the undersigned requests that a new Warrant certificate representing the remaining balance of such whole Shares be registered in the name of _____________________, whose address is _________________________________ and that such Warrant  certificate  be delivered  to______________  whose address is
________________________________________________.



                    Signature: ______________________________
Date:

Signature Guaranty:

                          SCHEDULE OF OMITTED WARRANTS

Warrant issued to Asty Capital AG
Warrant issued to Newbury Management, Ltd.
Warrant issued to Builders (Int'l) Ltd.